UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2010

SUMMIT HOTEL PROPERTIES, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-51955	20-0617340
(State or other jurisdiction	(Commission File Number)	(I.R.S. employer identification no.)
of incorporation or organization)

2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (605) 361-9566

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First National Bank of Omaha – Credit Pool

On July 29, 2010, Summit Hotel Properties, LLC (“Company”) entered into a Third Amendment of First Amended and Restated Loan Agreement related to its credit pool line of credit ("Credit Pool") with First National Bank of Omaha. The Credit Pool is for the purpose of providing interim financing for existing, newly acquired and constructed hotels. Each loan from the Credit Pool is classified as either a Pool One loan or a Pool Two loan. Loans from Pool One pay interest only for a maximum of two years. Loans from Pool Two are for a term of five years, and principal and interest payments are based upon a twenty-year amortization schedule. The interest rate for Pool One loans is 90-day LIBOR plus 4.0%, with a floor of 5.50%; the interest rate for Pool Two loans is 90-day LIBOR plus 4.0%, with a floor of 5.25%. The Credit Pool carries a covenant that the Company may not exceed an aggregate of $450 million outstanding debt without the prior approval of the lender. We are further required to maintain a minimum aggregate debt service coverage ratio of 1.50 to 1.00.  The Third Amendment of First Amended and Restated Loan Agreement extends the maturity date of the Credit Pool from July 24, 2010 to August 15, 2010.

First National Bank of Omaha – Acquisition Line

On July 29, 2010, Summit Hotel Properties, LLC (“Company”) entered into a Second Amendment of First Amended and Restated Loan Agreement related to its acquisition line of credit ("Acquisition Line") with First National Bank of Omaha. The Acquisition Line is for the purpose of temporarily funding acquisitions and construction of new hotels. The Acquisition Line carries an interest rate at 90-day LIBOR plus 4.0%, with a floor of 5.5%. The borrowings under the Acquisition Line are repaid as permanent financing and equity sources for such acquisitions are secured. The principal amount of the Acquisition Line is $28.2 million, which is roughly equivalent to the current amount outstanding under the Acquisition Line, and amounts outstanding under letters of credit issued by First National Bank of Omaha.  The Company is restricted from taking additional advances under the Acquisition Line. The Acquisition Line carries a covenant that the Company may not exceed an aggregate of $450 million outstanding debt without the prior approval of the lender. We are further required to maintain a minimum aggregate debt service coverage ratio of 1.50 to 1.00.  The Second Amendment of First Amended and Restated Loan Agreement extends the maturity date of the Acquisition Line from July 24, 2010 to August 15, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Third Amendment of First Amended and Restated Loan Agreement (Credit Pool) between Summit Hotel Properties, LLC and First National Bank of Omaha entered into July 29, 2010

10.2	Second Amendment of First Amended and Restated Loan Agreement (Acquisition Line) between Summit Hotel Properties, LLC and First National Bank of Omaha entered into July 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, LLC

By:	/s/ Kerry W. Boekelheide
Name: Kerry W. Boekelheide
Title: Chief Executive Officer

Dated:  July 29, 2010